FIRST AMENDMENT TO

CUSTODIAN AGREEMENT

This first amendment (this “Amendment”) to the Custodian Agreement dated as of June 15, 2012, by and between Forum Funds (the “Trust”) and MUFG Union Bank, N.A., as assigned to U.S. Bank, N.A. (“U.S. Bank”) on June 11, 2021 (the “Agreement”), is entered into with an effective date of June 30, 2022 ( the “Effective Date”).

WHEREAS, U.S. Bank and the Trust (the “Parties”) desire to amend Appendix A of the Agreement to reflect the addition of a new series of the Trust, the Absolute Flexible Fund; and

WHEREAS, Section 21 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Appendix A to the Agreement is hereby deleted in its entirety and replaced by Appendix A attached hereto to reflect the addition of the Absolute Flexible Fund.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

FORUM FUNDS		U.S. BANK, N.A.

By:	/s/ Jessica Chase	By:	/s/ Michael D. Barolsky
Name:	Jessica Chase		Michael D. Barolsky
Title:	President		Senior Vice President

APPENDIX A

Separate Portfolios

CUSTODIAN AGREEMENT

(FOREIGN AND DOMESTIC SECURITIES)

Forum Funds and U.S. Bank

Effective Date June 30, 2022

Funds

Absolute Capital Opportunities Fund
Absolute Convertible Arbitrage Fund
Absolute Flexible Fund
Absolute Strategies Fund
Auxier Focus Fund
Beck, Mack & Oliver Partners Fund
DF Dent Midcap Growth Fund
DF Dent Premier Growth Fund
DF Dent Small Cap Growth Fund
Lisanti Small Cap Growth Fund
MAI Managed Volatility Fund
Monongahela All Cap Value Fund
Payson Total Return Fund
The BeeHive Fund

A-1